PPHC Q3 2026 Results N o v e m b e r 9 , 20 2 6

2 Forward-Looking Statements This Presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s future financial performance, business strategy, market opportunities, anticipated financial position, liquidity and capital needs, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations and assumptions of the Company’s management, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including as detailed in our filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, many of which are outside the control of the Company, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those discussed in the forward-looking statements. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and we cannot guarantee any future performance, conditions or results. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Copies of our filings with the SEC can be found on our investor relations website (investors.pphcompany.com) or on the SEC website (www.sec.gov). Industry Information Market data and estimates used throughout this Presentation are based on information from independent third parties and other publicly available information in addition to management’s internal estimates. Such data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such information. Projections, assumptions and estimates of the future performance of the industry in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in management’s estimates and beliefs and in the estimates prepared by independent parties. Rounding Certain monetary amounts, percentages and other figures included elsewhere in this document have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. Disclosures

3 Stewart Hall Chief Executive Officer ◢ Co-founder of Federalist Group LLC, which was acquired by Ogilvy (WPP) ◢ Co-founder of CRS, which was merged to form PPHC ◢ M.A. and Ph.D. in Government from the University of Virginia Roel Smits Chief Financial Officer ◢ Former CFO Americas of Kantar ◢ Brings vast M&A experience (100+ transactions) from tenures at WPP and HAL (Dutch Private Equity) ◢ International focus: lived and worked in US, UK, Singapore, Europe ◢ Advanced degrees at London Business School and Erasmus University in Rotterdam Thomas Gensemer Chief Strategy Officer ◢ Former CEO and Managing Partner of Blue State Digital (sold to WPP 2012) ◢ Former Chief Strategy Officer for BURSON (WPP) ◢ Strategic communications advisor to corporates, NGOs and political campaigns in US, UK, and EU ◢ M.A. from New York University Select Prior Experience: Select Prior Experience: Select Prior Experience: Today’s Presenters

Q3 2026: Continued Momentum

4

Q3 2026 Key Metrics

REVENUE GROWTH

$55.2M +13.2% YoY

Organic revenue growth

+5.1%

9M 2026: $157.5M and +4.7% organic

PROFITABILITY

$0.2M

Adjusted EBITDA

$12.8M margin 23.2%

9M 2026: 23.0%

PER SHARE

GAAP diluted EPS

$(0.01)

Adjusted diluted EPS

$0.33

9M 2026: Adj. EPS $0.92

Recent Highlights

M&A Activity

Acquisitions of Tancredi (London), The Advocacy Partners (Florida), and Reevemark (NY). Deepens strategic communications offering and establishes presence in key GR market of Florida

Senior Talent Additions

Senior hires at FTP, Seven Letter, MultiState, Lucas Public Affairs, Pagefield, and TrailRunner

New AI and Advisory Offerings

New AI tools from FTP, Pagefield, KP, Seven Letter, and now Reevemark bring new services to clients; FTP launched new Congressional Oversight practice

Industry Recognition

FTP and Seven Letter named to the PRNEWS Agency Elite Top 120; individual honors from Washingtonian, PRWeek and PRNEWS

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

5 Every election resets the landscape, whoever wins WHAT CHANGED ON NOVEMBER 3 88+ new members of the House and Senate 73+ House and 15+ Senate; final count pending uncalled races 21 new governors 18 open seats plus 3 incumbents who lost 6,139 state legislators elected In 46 states, 83% of all legislative seats nationwide Government Relations Steady through a shift in power Bipartisan teams and multi-year client relationships generally hold steady as committee gavels change hands. Corporate Communications & Public Affairs A new agenda to communicate New policy agendas require significant policy communication with stakeholders, media and the public. Policy change is constant, and change is when clients need trusted counsel most Data as of November 8, 2026. Some races remain uncalled; figures are preliminary and subject to change. Sources: Ballotpedia (Jul 23, Oct 14 and Nov 4, 2026); AP race calls; NCSL (Nov 6, 2026).

6 2014 2014 Founding firms CRS and FTP, combined under PPHC banner 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2018 Acquisitions/merge r of Blue Engine + JDA Frontline 2019 Acquisition of O’Neill & Associates, Boston 2020 Acquisition of Alpine Group 2021 IPO on LSE AIM (Dec21) 2022 Acquisition of KP Public Affairs, Sacramento 2023 Acquisition of MultiState & Start of Concordant 2024 Acquisition of LPA in Sacramento, and Pagefield, London 2025 Acquisition of TrailRunner International A decade of consecutive annual growth and compounding value creation 2015 Acquisition of JDA Frontline 2016 Acquisition of Capitol Strategies 2026E 2026 Listing on Nasdaq; four Acquisitions 1 $21 20 $26 $34 $56 $77 $99 $109 $135 $150 $187 $157.5 $213-216 3 1 11 7 3 3 24 11 28 14.4 Prior Year Revenue + Organic Growth $ in millions Growth from M&A1 (Closed 7/1/2026) (Closed 8/1/2026) (Closed 4/1/2026) 14 (Closed 11/1/2026) (IPO 1/28/2026) 9M 2026

7 Financial Summary

8

Continuing strong track record of growth and profitability

Consolidated Revenue and Growth

$ in millions


'22 - '25 CAGR: 20%
10%
24%
11%
25%
24%
15%
$109
3
7
99
$135
24
2
109
$150
11
4
135
$187
28
9
150
$137
137
$157
14
6
137
2022
2023
2024
2025
9M 2025
9M 2026
Prior Year Revenue
Organic Growth
Growth from M&A[1]
YOY Revenue Growth

Adjusted EBITDA and Margin

$ in millions


29%
26%
26%
24%
24%
23%
$31
$35
$39
$45
$33
$36
2022
2023
2024
2025
9M 2025
9M 2026
Adjusted EBITDA[2]
Adjusted EBITDA[2] Margin

(1) Contribution from acquired companies attributed as 'Growth from M&A' in first 12 months post-acquisition.
(2) Adjusted EBITDA represents EBITDA pre-M&A costs; adjustments include share based accounting charge, M&A and LTIP related items. Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

Financial Performance 9M 2026

- Revenue $157.5m; growth 15.2%, of which 4.7% organic
- Adjusted EBITDA $36.2m, margin 23.0%, aligning with guidance (margin below 25% due to IPO costs and business mix)
- Highly recurring revenue model drives durable financial profile and forward earnings visibility
- Proven ability to identify, acquire, and integrate strategic acquisitions accretive to value

9

Financial Highlights

($ in millions, except percentages and per share)	Three months ended September 30,				Nine months ended September 30,			
	2026	2025	Change $	Change %	2026	2025	Change $	Change %
Revenue	**$ 55.2**	$ 48.8	$ 6.4	13.2 %	**$157.5**	$136.7	$ 20.8	15.2 %
GAAP net income (loss)	**$ 0.2**	$ (7.4)	$ 7.7	103.2 %	**$(15.0)**	$(23.8)	$ 8.8	37.0 %
Adjusted EBITDA	**$ 12.8**	$ 11.5	$ 1.3	11.1 %	**$ 36.2**	$ 33.0	$ 3.3	9.9 %
Adjusted EBITDA margin	***23.2 %***	*23.6 %*	*(0.4)pts*		***23.0 %***	*24.1 %*	*(1.1)pts*	
Adjusted Net Income	**$ 10.7**	$ 9.8	$ 0.9	8.7 %	**$ 28.6**	$ 25.3	$ 3.2	12.8 %
Adjusted Net Income margin	***19.3%***	*20.1 %*	*(0.8)pts*		***18.2 %***	*18.5 %*	*(0.4)pts*	
GAAP EPS	**$(0.01)**	$(0.45)	$ 0.44		**$(0.68)**	$(1.51)	$ 0.83	
Adjusted EPS - Fully Diluted	**$ 0.33**	$ 0.36	$(0.03)		**$ 0.92**	$ 0.97	$(0.04)	
Dividend paid per share outstanding at end of period	**$ —**	$ 0.05	$(0.054)		**$0.232**	$0.283	$(0.051)	
Adjusted Free Cash Flow					**$ 14.6**	$ 21.1	$ (6.5)	
Net (Debt)/Cash					**$(21.4)**	$(38.5)	$ 17.1	

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

Comments on 9M

- **Revenue growth** of **+15.2%**, of which organic +4.7%, with GR +6.7%, Corporate Comms & Public Affairs -0.9%, and Compliance and Insights +14.0%
- **Adj EBITDA** Strong profit conversion. YoY growth +9.9% despite (i) strong comps, (ii) business mix reduction high margin GR, and (iii) increase in PubCo expense from 2026 U.S. IPO
- **Adj EBITDA margin** 23.2% aligned with guidance and aiming to increase back to 25% over time
- **Adj Net Income** up 12.8% from underlying performance, favorability in tax and interest, partially offset by increased M&A costs
- **Adj EPS FD** down $(0.04) , with increase in Adjusted Net Income offset by dilution from 2026 U.S. IPO
- **Dividend declared for** full year 2025 was $0.355, reflecting pay-out of 25-30%. Dividend paid in May 2026 was $0.236 per share, or $0.232 per share outstanding by end of period.
- **Adj FCF $14.6 million**, down YoY but strongly improved from prior Q's, and cash use for WC (excl acq.) expecting to be further reduced in upcoming quarters.
- **Net Debt position** improved to $(21.4) million due to ongoing debt repayments in combination with 2026 U.S IPO net proceeds $36 million

10Organic Revenue Growth by Segment Organic growth by segment in 9M 2026: ◢ Overall organic growth steady at 4 to 5% level ◢ Government Relations (GR) strong: 8% in Q3; 7% across 9M ◢ Corporate Communications and Public Affairs (CCPA) down in light of typical bi- annual election cycle (strong comp in 2025, softer in 2026): (1)% in Q3, (1)% across 9M ◢ Compliance and Insights Services (CIS) continuing very strong streak: 16% in Q3; 14% across 9M Total 2023 2024 2025 9M 2026 Government Relations Consulting (GR) Corporate Communications & Public Affairs Consulting (CCPA) Compliance and Insights Services (CIS) 2023 2024 2025 9M 20262023 2024 2025 9M 20262023 2024 2025 9M 2026 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 10

11Margin Performance - Q3 Vs prior year Q3 margin decreased by 0.4 pt because: 1. Blended Segment Margin 40.1%, up 1.6 pt ◢ Government Relations (GR) strong at 48.3%, up 6.3 pts ◢ Corporate Communications and Public Affairs (CCPA) declining to 25.5%, down 4.9 pts ◢ Compliance and Insights Services (CIS): solid at 46.3%, down 8.0 pts from allocations 2. Holdco expense as % of revenue unfavorable 2.5 pts 3. Bonus expense as % of revenue favorable 0.5 pts Q3 2026 vs Q3 2025 Total Organic ($ in thousands, except percentages) Q3 2026 Q3 2025 vs. Q3 2025% % GR Revenue $ 31,898 $ 27,478 $ 4,420 16.1% 7.5 % Margin% 48.3% 42.0% 6.3 pts CCPA Revenue 19,486 18,022 1,464 8.1% (0.8)% Margin% 25.5% 30.4% (4.9)pts CIS Revenue 3,823 3,287 536 16.3% 16.3 % Margin% 46.3% 54.3% (8.0)pts TOTAL Revenue $ 55,207 $ 48,787 $ 6,420 13.2% 5.1 % Member Co Pre-Bonus Margin % 40.1% 38.5% 1.6 pts Holdco % of Revenue (8.6)% (6.1)% (2.5)pts Adjusted EBITDA Pre-Bonus Margin % 31.4% 32.4% (0.9)pts Bonus % of Revenue (8.3)% (8.8)% 0.5 pts Adjusted EBITDA Margin % 23.2% 23.6% (0.4)pts 11

Margin Performance - 9M

12

9M 2026 vs 9M 2025

($ in thousands, except percentages)

	Total				Organic
	9M 2026	9M 2025	vs. 9M 2025	%	%
GR					
Revenue	$ 90,625	$ 80,943	$ 9,682	12.0 %	6.7 %
Margin%	*47.2 %*	*44.2 %*	*3.0 pts*		
CCPA					
Revenue	55,944	46,178	9,766	21.1 %	(0.9)%
Margin%	*25.1 %*	*27.5 %*	*(2.5)pts*		
CIS					
Revenue	10,904	9,565	1,339	14.0 %	14.0 %
Margin%	48.9 %	54.3 %	*(5.4)pts*		
TOTAL					
Revenue	$157,473	$136,686	$ 20,787	15.2 %	4.7 %
Member Co Pre-Bonus Margin %	39.5 %	39.3 %	*0.2 pts*		
Holdco % of Revenue	(8.5)%	(7.0)%	*(1.5)pts*		
Adjusted EBITDA Pre-Bonus Margin %	30.9 %	32.3 %	*(1.3)pts*		
Bonus % of Revenue	(7.9)%	(8.2)%	*0.2 pts*		
Adjusted EBITDA Margin %	23.0 %	24.1 %	*(1.1)pts*		

Vs prior year 9M **margin decreased by 1.1 pts** because:

1. Blended Segment Margin 39.5%, up 0.2 pt

- Government Relations (GR) strong at 47.2%, up 3.0 pts
- Corporate Communications and Public Affairs (CCPA) declining to 25.1%, down 2.5 pts
- Compliance and Insights Services (CIS): solid at 48.9%, down 5.4 pts from allocations

2. Holdco expense as % of revenue unfavorable 1.5 pts

3. Bonus expense as % of revenue favorable 0.2 pt

13

P&L results Q3 2026 and 9M 2026

Track record of profitable growth

Income Statements ($ in millions, except percentages and per share amounts)	Three months ended September 30 2026	2025	Change ($)	Change %	Nine months ended September 30 2026	2025	Change ($)	Change %
Revenue	$55.2	$48.8	$ 6.4	13%	$157.5	$136.7	$ 20.8	15%
Adjusted EBITDA	12.8	11.5	1.3	11%	36.2	33.0	3.3	10%
Adjusted EBITDA - margin	*23.2 %*	*23.6 %*	*(0.4)pts*		*23.0 %*	*24.1 %*	*(1.1)pts*	
M&A expenses	(0.9)	(0.1)	(0.8)	(612%)	(2.0)	(0.4)	(1.6)	(387%)
Adjusted EBITDA incl. M&A expenses	11.9	11.4	0.5	4%	34.2	32.5	1.7	5%
Adjusted EBITDA incl. M&A expenses - margin	*21.5 %*	*23.3 %*	*(1.8)pts*		*21.7 %*	*23.8 %*	*(2.1)pts*	
Depreciation	(0.1)	(0.1)	(0.0)	(5%)	(0.2)	(0.1)	(0.0)	(5%)
Adjusted EBIT	11.8	11.3	0.5	4%	34.1	32.4	1.7	5%
Net interest	(0.7)	(1.0)	0.3	28%	(1.9)	(2.4)	0.4	19%
Adjusted EBT	11.1	10.4	0.7	7%	32.1	30.0	2.1	7%
Taxes	(0.5)	(0.6)	0.1	20%	(3.6)	(4.7)	1.1	24%
Adjusted effective tax rate	*4.2 %*	*5.5 %*	*(1.4)pts*		*11.1 %*	*15.5 %*	*(4.5)pts*	
Adjusted Net Income	$10.7	$9.8	$0.9	9%	$28.6	$25.3	$3.2	13%
Adjusted Net income - margin	*19.3 %*	*20.1 %*	*(0.8)pts*		*18.2 %*	*18.5 %*	*(0.4)pts*	
Adjusted EPS, basic	$ 0.35	$ 0.39	$ (0.04)	(10%)	$ 0.98	$ 1.03	$ (0.05)	(5%)
Adjusted EPS, fully diluted	$ 0.33	$ 0.36	$ (0.03)	(9%)	$ 0.92	$ 0.97	$ (0.04)	(5%)
Dividend Paid – per share	$ —	$ 0.054	$(0.054)	(100%)	$ 0.232	$ 0.283	$(0.051)	(18%)
Adjusted Net Income	$10.7	$9.8	0.9	9%	$28.6	$25.3	$ 3.2	13%
Share-based accounting charge	(7.2)	(7.4)	0.2	2%	(21.9)	(22.2)	0.3	2%
M&A: Post-combination comp	(6.7)	(4.0)	(2.7)	(69%)	(13.7)	(12.7)	(1.0)	(8%)
M&A: bargain purchase	9.8	—	9.8	—	10.7	—	10.7	—
M&A: change in contingent consideration	(1.7)	(2.3)	0.6	27%	(8.8)	(4.9)	(3.9)	(79%)
Long Term Incentive Program charges	(2.8)	(2.0)	(0.8)	(40%)	(4.8)	(4.6)	(0.2)	(4%)
Amortization intangibles	(1.9)	(1.6)	(0.2)	(14%)	(5.0)	(4.6)	(0.4)	(9%)
Other income	0.0	0.0	0.0	—	0.0	(0.0)	0.0	3,228%
GAAP Net Income (Loss)	$0.2	($7.4)	$7.7	103%	($15.0)	($23.8)	$8.8	37%

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

Commentary 9M 2026

- **P&L growing** at top and bottom line
- **Adjusted EBITDA margin strong at** 23.0%**.** Below target of 25% impacted by faster growth in lower margin segment Corp Comms & PA in combination with incremental public company costs following 2026 U.S. IPO
- **Interest charges decreasing** due to reducing debt level and IPO cash on balance sheet
- **Effective tax rate reducing to** 11.1% due to mix of permanent and temporary differences tax vs GAAP
- **EPS growth decreased** 5%**,** with higher Adjusted Net Income offset by increase in average share count from 2026 U.S. IPO, customary LTIP and M&A
- **Non-cash charges excluded from Adjusted Net Income:**
  - Share based accounting charge: relating to decision at 2021 London IPO to make all shares subject to vesting schedule with employment condition (fully amortized after 2026)
  - M&A post-combination compensation: portion of past and future purchase price made subject to vesting schedule with employment condition
  - M&A bargain purchase: negative goodwill as result of making part of acquisition payment subject to employment condition, expensing through P&L
  - M&A change in contingent consideration: due to change in estimate of future earnout payments as far as not subjected to continued employment condition
  - LTIP charges: relating to grants of Options, RSAs and RSUs to employees as part of Omnibus program
  - Amortization of Intangibles: amortization of acquired client lists and technology

14

Cash flow 9M 2026

Track record of strong operational cash flow

Non-GAAP Cash Flow Statement *($ in millions, except percentages)*	Nine months ended September 30, 2026	2025	Change ($)	Change %
Net cash provided by (used in) operating activities (GAAP)	**($16.5)**	**$10.0**	**($26.5)**	(264%)
Prepaid post-combination expense	27.5	10.3	17.2	167%
Change in other liability	2.8	1.0	1.8	182%
Change in contingent consideration	1.4	0.0	1.4	51,139%
Acquisition payments included in cash flow from operations	31.8	11.3	20.5	181%
Capex	(0.7)	(0.2)	(0.5)	(225%)
Adjusted Free Cash Flow	**14.6**	**21.1**	**(6.5)**	(31%)
Cash paid for acquisitions, net of cash acquired	(9.2)	(21.0)	11.8	56%
Acquisition Payments included in Cash flow from Operations	(31.8)	(11.3)	(20.5)	(181%)
Acquisition Payments included in Cash flow from Financing	(0.3)	(0.7)	0.4	58%
Cash flow related to acquisitions	**(41.3)**	**(33.0)**	**(8.3)**	**(25%)**
Proceeds from notes payable	—	24.0	(24.0)	(100%)
Payment of debt issuance costs	—	(0.1)	0.1	100%
Loan issued to related parties	—	(0.5)	0.5	100%
Proceeds received for notes receivable - related parties	0.4	—	0.4	—
Principal payment of note payable	(7.3)	(6.5)	(0.8)	(13%)
Cash Flow related to debt financing	**(6.9)**	**16.9**	**(23.8)**	**(141%)**
Dividends paid	(7.0)	(7.1)	0.1	1%
Proceeds from U.S. initial public offering, net of underwriting fees of $3.0 million	42.9	—	42.9	—
Payment of deferred equity offering costs	(4.2)	(1.5)	(2.7)	(182%)
Cash Flow related to equity financing	**31.7**	**(8.6)**	**40.3**	**469%**
Effect of foreign exchange rate changes on cash and cash equivalents	(0.1)	0.2	(0.2)	(134%)
Net Cash Movement	$ **(2.0)**	$ **(3.4)**	$ 1.4	41%

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

Commentary

- **(non-GAAP) Adjusted Free Cash Flow $14.6m,** reflecting strong cash generation despite higher working capital investment.
  FCF generation typically strongest in H2
- **Acquisition payments $41.3m** (2026 WPI, Tancredi, & TAP acquisitions, earnout payments MultiState and TrailRunner), **up from $33.0m** (2025 Trailrunner & Pine Cove acquisitions, earnout payment KP)
- **Financing Cash Flow outflow of $6.9m, down from an inflow of $16.9m in 9M 2025** which reflected $24m incremental debt facility from Bank of America for funding 2025 acquisition of TrailRunner; offset by ongoing repayments
- **Dividend payment $7.0m compared to $7.1m in 9M 2025**
- **2026 U.S. IPO proceeds contributing $42.9m** before offering costs
- **Net debt position by September 30, 2026** was $21.4 million, being balance of $18.4 million cash and $39.8 million debt.
- NB. This table reflects non-GAAP presentation. PPHC's GAAP Cash Flow statement has acquisition-related payments spread across Operational, Investing and Financing Cashflow subtotals, as a consequence of certain acquisition payments being made subject to continued employment.

15

Balance Sheet - Supports Growth Strategy

Bank Debt

($ in millions)	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Cash and cash equivalents as of end of period	$ 18.4	$ 36.9	$ 20.4	$ 11.1
Notes payable, long-term, net	(30.5)	(32.3)	(37.9)	(41.5)
Notes payable, current portion, net	(9.3)	(9.9)	(9.1)	(8.2)
Total Debt	$ (39.8)	$ (42.2)	$ (47.0)	$ (49.7)
Net debt at period-end	$ (21.4)	$ (5.2)	**$ (26.6)**	**$ (38.5)**

- Net Debt reduced to $21.4 million
- in November 2026, entered into new credit facility with Bank of America, refinancing current debt and expanding future facility, increasing leverage up to 1.5-2.0x EBITDA - subject to availability of accretive acquisition opportunities

Expected Earnout Payments Q4 2026-2031, based on quarterly updated performance expectations[1]

($ in millions)	Q4 2026	2027	2028	2029	2030	2031	Total
Expected earnout payments in Cash	$0.6	$5.0	$25.2	$3.5	$2.9	$6.7	$43.8
Expected earnout payments in PPHC stock	—	2.0	24.5	2.2	2.9	4.8	36.4
Expected earnout payments - total	**$0.6**	**$7.0**	**$49.7**	**$5.7**	**$5.7**	**$11.6**	**$80.2**

(1) Earnout liabilities above reflect the position as of September 30, 2026 and therefore do not include the impact of the post-period acquisition of Reevemark.

- In nominal terms, we anticipate making $80.2 million in earnout payments over the period Q4 2026-2031, of which $43.8 million in cash and the remainder in stock, based on our quarterly updated performance forecast
- On the balance sheet, these obligations are reflected through a $33 million liability

Disappearing from our P&L as of 2027: Share Based Accounting Charge

16

Across 2022–2026, PPHC ran roughly **$30 million per year** through its P&L to cover share-vesting arrangements linked to the 2021 London IPO for stock held by internal shareholders — a **non-cash, non-dilutive** expense that lapses entirely on **December 16, 2026**, once the underlying charge finishes amortizing.

	FY 2023	FY 2024	FY 2025	9M 2026
$ in millions				
Reported Revenue	**135.0**	**149.6**	**186.5**	**157.5**
Adjusted Net Income	**26.5**	**27.7**	**36.6**	**28.6**
Non-cash GAAP charges				
Share-based accounting charge *(sunsets Dec 16, 2026)*	**(30.9)**	**(31.8)**	**(29.6)**	**(21.9)**
M&A-related charges [1]	(7.0)	(15.7)	(30.4)	(16.9)
Loss on impairment of goodwill & intangibles [2]	—	—	(9.1)	—
Long-term incentive plan (LTIP) charges	(2.8)	(4.2)	(7.1)	(4.8)
Other, net	—	0	0.6	0
Net Income - GAAP reported	**(14.2)**	**(24.0)**	**(39.0)**	**(15.0)**
Net Income - GAAP reported, without Share-based charge (illustrative)	16.7	7.8	(9.4)	6.9

Conclusion: Once the share-based charge fully amortizes on Dec 16, 2026, this recurring ~$30m annual charge is gone from 2027 financials. Post-combination compensation (M&A-related) may continue to weigh in periods of heavier acquisition activity.

[1] M&A-related = post-combination compensation, change in fair value of contingent consideration, amortization of customer relationships, and gain on bargain purchase (net). All items shown are non-cash, with no impact on cash, tax, or share count
[2] FY2025 also absorbed a one-time $9.1m goodwill & intangible impairment; excluding the share-based charge,.
Source: PPHC management accounts; reconciles to the reported GAAP net loss in PPHC's Q1 2026 8-K ("Basis of Preparation").

17 Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix. Reaffirming Guidance Long-Term Growth The Company is reaffirming its guidance to the markets as follows: 2026 Financial Guidance ~5% Average Organic Growth + $213M–$216M Expectation of average annual organic revenue growth Reported Revenue Supplementing organic growth through strategic acquisitions. Strategic Acquisitions Adjusted EBITDA $48.5M – $50.5M 22.5 – 23.5% Margin Reflects U.S. public company costs and strategic technology investments. Previous guidance May 12, 2026 $205M–$209M Previous guidance May 12, 2026 $46M–$48M 22-23% Margin

18 Strategy and M&A

19

Extending our policy core into high-stakes communications

OUR CORE **Policy and political communications: our origin and our competitive advantage**

Building complementary capabilities where **reputation, legal positioning and regulatory exposure** collide

TRAILRUNNER GROUP

TRI TrailRunner International

Joined 2025 (Dallas HQ)

Offices from San Francisco to the Middle East

Corporates, universities, sports franchises and asset managers

TANCREDI

Joined Jul 2026 (London)

Corporate and litigation communications across Europe

First firm to join TrailRunner International group

REEVEMARK

Joined Nov 2026 (New York)

Crisis, litigation and financial communications

Deepens our presence in the world's financial capital

Reuters

EXCLUSIVE

Communications firm Public Policy buys Reevemark for up to $80 million...

Svea Herbst-Bayliss, November 2, 2026

"Every political problem is an instant reputational problem, and every reputational problem is an instant political problem." Stewart Hall, CEO

M&A PIPELINE Active, dozens of opportunities. Focus on capabilities and filling geographic gaps.

$10–30M
revenue per target

Margins
that support our overall profile

Cross-sell
clear fit with the existing portfolio

2–4
transactions a year

Source: Reuters, "Communications firm Public Policy buys Reevemark for up to $80 million, sources say," November 2, 2026.

20 Conclusion

21

PPHC Investment Thesis

Our member companies operate in the **high-end, high-margin Strategic Communications** space in the areas of Government Relations, Corporate Communications, and Public Affairs

Durable, embedded revenue

Retainer-based relationships across our three segments — Government Relations, Corporate Communications & Public Affairs, and Compliance & Insights — with minimal client concentration and high renewal rates

Capital-light, high-margin economics

High margins and strong free cash flow conversion on minimal capital investment, with a healthy balance sheet

A repeatable growth algorithm

Consistent organic growth, compounded by disciplined, earnout-structured acquisitions in a large, fragmented market

A differentiated platform, aligned with shareholders

A bipartisan, multibrand structure that manages client conflicts, attracts founder-led firms, and ties employee ownership and dividends to long-term value creation

- **15** *Member Companies*
- **1,700+** ***Clients***
- **~50%** of Fortune 100 as Clients

- **~2%** *of revenue from largest client*
- **~90%** *revenue retainer-based*
- **80–85%** *annual client retention*

- **~22.5–23.5%** *FY26 Adj. EBITDA margin*
- **High** *annual Adj. FCF conversion*
- **Low** *capital needs*

- **10 years** *of consecutive organic growth*
- **$20B+** *total addressable market*[1]
- **4-6x** *typical EBITDA entry multiple*

- **160+** *employee shareholders*
- **~60%** *of shares employee-held*
- **Low** *political dependency*

(1) Source: IBISWorld and OpenSecrets.org.

22 Financial Appendix

23 Non-GAAP Financial Measures Our management uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability. These financial and operating metrics include Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Including M&A expense, Adjusted net income, Adjusted EPS basic, Adjusted EPS fully diluted, Organic Revenue Growth, and Adjusted Free Cash Flow which are financial measures not recognized under U.S. GAAP. These non-GAAP financial measures are used by management to measure our operating performance, but may not be directly comparable to similar measures, such as EBITDA or Adjusted EBITDA, relied on or reported by other companies, including other companies in our industry. We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business operating performance, such as equity-based compensation, the amortization of acquired intangible assets, acquisition-related post-combination compensation and contingent consideration, gains on bargain purchase price, interest and tax enables meaningful period-to-period comparisons of our operating performance. We also use these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that the exclusion of equity-based compensation expense such as stock options, RSAs, RSUs and equity-based compensation related to retained Pre-UK IPO shares granted in relation to our listing on the London Stock Exchange, is appropriate because it eliminates the impact of non-cash expenses for equity-based compensation costs that are based upon valuation methodologies and assumptions that can vary significantly over time due to factors that are (i) unrelated to our core operating performance, and (ii) can be outside of our control. Although we exclude equity-based compensation expenses from our non-GAAP measures, equity compensation has been, and will continue to be, an important part of our future compensation and retention strategy and a significant component of our future expenses that may increase in future periods. Additionally, we believe the exclusion of compensation expense related to share appreciation rights, which are cash settled, is unrelated to our core operating performance in addition to the fact that share appreciation rights are no longer part of our compensation plans going forward. Disclosures

24 Non-GAAP Financial Measures We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net loss before depreciation, interest income, interest expense, income tax expense, mergers and acquisitions (“M&A”) expenses, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, impairment, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. Adjusted EBITDA Incl. M&A expense we define as net loss before depreciation, interest income, interest expense, income tax expense, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. While our Adjusted EBITDA may not be directly comparable to the EBITDA or other measures used by others, we believe it helps provide a clearer picture of the underlying performance of the business by removing certain expenses tied to specific historical acquisitions, including post-combination compensation charges, as well as non-cash charges such as depreciation and amortization of intangibles. Additionally, we believe that Adjusted EBITDA provides investors and management with operating results that reflect our core operating activity of serving clients by removing the highly variable M&A costs expenditure. We define Adjusted Net Income, which is a non-GAAP financial measure, as consolidated net loss before long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, impairment, gain on bargain purchase price net of deferred taxes, other income, and amortization of intangible assets. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Share ("Adjusted EPS", being referenced as either "Adjusted EPS, basic" or "Adjusted EPS, fully diluted"). Management uses Adjusted EPS diluted to assess total group operating performance on a consistent basis. We define Adjusted Net Income as net income excluding the impact of long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a clearer picture of our underlying business operating results. We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by (used in) operating activities less cash payments for purchases of property and equipment and less acquisition related payouts classified in operating cash flows specifically changes in prepaid post combination payments, changes in other liability (liability classified earnout obligations) and changes in contingent consideration. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with useful supplemental information on our ability to generate cash for ongoing business operations and capital deployment. We define Net Cash (Debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. The total principal amount of debt outstanding is comprised of the long- term debt and current maturities of long-term debt as presented in our consolidated balance sheets adding back any debt issuance costs. We believe that the presentation of Net Cash (Debt) provides useful information to investors because our management reviews Net Cash (Debt) as part of our oversight of overall liquidity, financial flexibility and leverage. We define Organic Revenue Growth as the year-over-year revenue growth excluding revenues from acquired businesses for the first twelve months following the date of acquisition. For purposes of this calculation, the revenue of an acquired business is classified as acquired revenue and excluded from Organic Revenue Growth until the thirteenth month following the acquisition date. Beginning in the thirteenth month, the revenue from that acquisition is included in the Organic Revenue Growth comparison against the corresponding prior-year period. This approach ensures comparability by aligning revenue bases year-over-year and isolating the performance of our ongoing operations. We believe that Organic Revenue Growth is a useful supplemental metric for investors and management, as it provides a clearer view of underlying revenue trends excluding the impact of acquisition-related growth. Disclosures

25

Detailed GAAP P&L

Income Statements	Three months ended September 30,				Nine months ended September 30,			
($ in millions, except percentages)	2026	2025	% Variance	$ Variance	2026	2025	% Variance	$ Variance
Revenue	$ 55.2	$ 48.8	13.2 %	$ 6.4	$ 157.5	$ 136.7	15.2 %	$ 20.8
Operating expenses:								
Staff cost - direct	26.9	24.3	10.8 %	2.6	77.9	67.9	14.7 %	10.0
Share-based accounting charge - direct	6.5	6.7	(2.2)%	(0.1)	19.7	20.0	(1.6)%	(0.3)
Long term incentive program charges - direct	1.7	1.6	4.3 %	0.1	2.7	3.8	(28.5)%	(1.1)
Post-combination compensation - direct	6.7	4.0	69.0 %	2.7	13.7	12.7	7.8 %	1.0
Bonus - direct	5.3	5.4	(3.2)%	(0.2)	11.0	10.1	8.6 %	0.9
Salaries and other personnel costs	**47.0**	**41.9**	**12.2 %**	**5.1**	**125.0**	**114.6**	**9.1 %**	**10.4**
Amortization expense – technology	0.1	0.1	(0.0)%	(0.0)	0.4	0.4	(0.0)%	(0.0)
Office costs	2.1	1.8	18.3 %	0.3	5.6	4.8	16.9 %	0.8
Office and other direct costs	**2.2**	**1.9**	**17.0 %**	**0.3**	**6.0**	**5.2**	**15.5 %**	**0.8**
Cost of services	**49.3**	**43.9**	**12.4 %**	**5.4**	**131.0**	**119.8**	**9.4 %**	**11.2**
Staff cost - indirect	2.3	1.7	41.3 %	0.7	6.3	5.7	9.2 %	0.5
Share-based accounting charge - indirect	0.7	0.7	(1.1)%	(0.0)	2.2	2.2	(0.9)%	(0.0)
Long term incentive program charges - indirect	1.1	0.3	214.6 %	0.7	2.1	0.8	159.0 %	1.3
Non-staff costs	6.4	5.3	21.2 %	1.1	19.2	14.1	36.0 %	5.1
Bonus - indirect	(0.7)	(1.1)	40.5 %	0.5	1.5	1.0	44.1 %	0.5
Salaries, general and administrative	**9.9**	**6.9**	**43.2 %**	**3.0**	**31.2**	**23.9**	**30.6 %**	**7.3**
Mergers and acquisitions expense	**0.9**	**0.1**	**611.6 %**	**0.8**	**2.0**	**0.4**	**387.0 %**	**1.6**
Amortization	1.7	1.5	15.8 %	0.2	4.6	4.2	10.4 %	0.4
Depreciation	0.1	0.1	5.3 %	0.0	0.2	0.1	5.3 %	0.0
Depreciation and amortization expense	**1.8**	**1.6**	**15.5 %**	**0.2**	**4.8**	**4.3**	**10.3 %**	**0.4**
Change in fair value of contingent consideration	**1.7**	**2.3**	**(27.3)%**	**(0.6)**	**8.8**	**4.9**	**78.8 %**	**3.9**
Total operating expenses	**63.5**	**54.7**	**16.1 %**	**8.8**	**177.8**	**153.4**	**15.9 %**	**24.5**
Loss from operations	**(8.3)**	**(5.9)**	**(40.6)%**	**(2.4)**	**(20.4)**	**(16.7)**	**(22.0)%**	**(3.7)**
Gain on bargain purchase	9.8	—	—	9.8	10.7	—	—	10.7
Other income (expense), net	(0.1)	(0.0)	(1,460.8)%	(0.1)	0.2	(0.0)	696.5 %	0.2
Interest income	0.0	0.0	(52.1)%	(0.0)	0.3	0.1	215.2 %	0.2
Interest expense	(0.7)	(1.0)	28.9 %	0.3	(2.2)	(2.5)	10.3 %	0.3
Net income (loss) before income taxes	**0.7**	**(6.9)**	**110.2 %**	**7.6**	**(11.4)**	**(19.1)**	**40.2 %**	**7.7**
Income tax expense (benefit)	0.5	0.6	(19.5)%	(0.1)	3.6	4.7	(23.8)%	(1.1)
GAAP Net Loss	**$ 0.2**	**$ (7.4)**	**103.2 %**	**$ 7.7**	**$ (15.0)**	**$ (23.8)**	**37.0 %**	**$ 8.8**

26

Adjusted EBITDA Bridge

($ in millions, except percentages)	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,		
	2026	2025	2026	2025	2025	2024	2023
GAAP Net Loss	**$0.2**	**($7.4)**	**($15.0)**	**($23.8)**	**($39.0)**	**($24.0)**	**($14.2)**
GAAP Net loss margin	*—%*	*(15%)*	*(10%)*	*(17%)*	*(21%)*	*(16%)*	*(11%)*
Adjustments:							
Interest income	(0.0)	(0.0)	(0.3)	(0.1)	(0.1)	(0.2)	—
Interest expense	0.7	1.0	2.2	2.5	3.4	1.9	1.0
Income tax expense (benefit)	0.5	0.6	3.6	4.7	4.4	6.5	7.5
Depreciation and amortization	1.9	1.7	5.2	4.7	6.2	4.8	4.0
Loss on Impairment of Intangible Assets	—	—	—	—	2.9	—	—
Loss on Impairment of Goodwill	—	—	—	—	6.2	—	—
Other expense	(0.0)	—	(0.0)	0.0	(0.6)	—	—
EBITDA	**3.3**	**(4.2)**	**(4.3)**	**(12.0)**	**(16.5)**	**(10.9)**	**(1.8)**
Long-term incentive program charges	2.8	2.0	4.8	4.6	7.1	4.2	2.8
Share-based accounting charge	7.2	7.4	21.9	22.2	29.6	31.8	30.9
Post-combination compensation charge	6.7	4.0	13.7	12.7	21.3	11.6	6.3
Change in fair value of contingent consideration	1.7	2.3	8.8	4.9	5.1	1.9	1.7
Gain on bargain purchase, net of deferred taxes	(9.8)	—	(10.7)	—	(2.0)	(2.5)	(4.8)
Adjusted EBITDA incl. M&A expenses	**11.9**	**11.4**	**34.2**	**32.5**	**44.5**	**36.1**	**35.1**
M&A costs	0.9	0.1	2.0	0.4	0.8	2.4	0.3
Adjusted EBITDA	**$12.8**	**$11.5**	**$36.2**	**$33.0**	**$45.4**	**$38.6**	**$35.4**
Adjusted EBITDA Margin	*23%*	*24%*	*23%*	*24%*	*24%*	*26%*	*26%*

27 Organic Growth by Segment ($ in millions, except percentages) Nine months ended September 30, 2026 2025 Revenue from acquisitions Organic revenue Total revenue Total revenue Organic Revenue Growth Total Growth Government Relations Consulting $ 4.3 $ 86.4 $ 90.6 $ 80.9 6.7% 12.0 % Corporate Communications & Public Affairs Consulting 10.2 45.8 55.9 46.2 (0.9) % 21.1 % Compliance and Insights Services — 10.9 10.9 9.6 14.0% 14.0 % Total $ 14.4 $ 143.1 $ 157.5 $ 136.7 4.7% 15.2% ($ in millions, except percentages) Three months ended September 30, 2026 2025 Revenue from acquisitions Organic revenue Total revenue Total revenue Organic Revenue Growth Total Growth Government Relations Consulting $ 2.4 $ 29.5 $31.9 $ 27.5 7.5% 16.1 % Corporate Communications & Public Affairs Consulting 1.6 17.9 19.5 18.0 (0.8) % 8.1 % Compliance and Insights Services — 3.8 3.8 3.3 16.3% 16.3 % Total $ 4.0 $ 51.3 $55.2 $ 48.8 5.1% 13.2%

28 Revenue by Geography ($ in millions, except percentages) Nine months ended September 30, 2026 2025 $ change % change United States $ 145.6 $ 130.3 $ 15.3 11.7 % International 11.8 6.3 5.5 86.5 % Revenue by geographic market $ 157.5 $ 136.7 $ 20.8 15.2% ($ in millions, except percentages) Three months ended September 30, 2026 2025 $ change % change United States $ 50.1 $ 46.3 $ 3.8 8.2 % International 5.1 2.4 2.6 106.6 % Revenue by geographic market $ 55.2 $ 48.8 $ 6.4 13.2%

29

Key KPIs by Segment

$ in millions	Three months ended September 30, 2026	2025	Change $	Change %	Change % Organic	Nine months ended September 30, 2026	2025	Change $	Change %	Change % Organic
Government Relations										
Revenue	$ 31.9	$ 27.5	$ 4.4	16.1%	7.5 %	$ 90.6	$ 80.9	$ 9.7	12.0 %	6.7 %
% of Revenue	*57.8 %*	*56.3 %*	*1.5 pts*			*57.5 %*	*59.2 %*	*(1.7)pts*		
Segment Adjusted pre-bonus EBITDA	$ 15.4	$ 11.5	$ 3.9	33.5%		$ 42.8	$ 35.8	$ 7.0	19.6 %	
Segment Adjusted pre-bonus EBITDA margin	*48.3 %*	*42.0 %*	*6.3 pts*			*47.2 %*	*44.2 %*	*3.0 pts*		
Corporate Communications and Public Affairs										
Revenue	$ 19.5	$ 18.0	$ 1.5	8.1 %	(0.8)%	$ 55.9	$ 46.2	$ 9.8	21.1 %	(0.9)%
% of Total Revenue	*35.3 %*	*36.9 %*	*(1.6)pts*			*35.5 %*	*33.8 %*	*1.7 pts*		
Segment Adjusted pre-bonus EBITDA	$ 5.0	$ 5.5	$ (0.5)	(9.4)%		$ 14.0	$ 12.7	$ 1.3	10.2 %	
Segment Adjusted pre-bonus EBITDA margin	*25.5 %*	*30.4 %*	*(4.9)pts*			*25.1 %*	*27.5 %*	*(2.5)pts*		
Compliance and Insights Services										
Revenue	$ 3.8	$ 3.3	$ 0.5	16.3 %	16.3 %	$ 10.9	$ 9.6	$ 1.3	14.0 %	14.0 %
% of Total Revenue	*6.9 %*	*6.7 %*	*0.2 pts*			*6.9 %*	*7.0 %*	*(0.1)pts*		
Segment Adjusted pre-bonus EBITDA	$ 1.8	$ 1.8	$ (0.0)	(0.8)%		$ 5.3	$ 5.2	$ 0.1	2.7 %	
Segment Adjusted pre-bonus EBITDA margin	*46.3 %*	*54.3 %*	*(8.0)pts*			*48.9 %*	*54.3 %*	*(5.4)pts*		
Total										
Revenue	$ 55.2	$ 48.8	$ 6.4	13.2 %	5.1 %	$ 157.5	$ 136.7	$ 20.8	15.2 %	4.7 %
Segment Adjusted pre-bonus EBITDA	$ 22.1	$ 18.8	$ 3.3	17.7 %		$ 62.2	$ 53.7	$ 8.5	15.8 %	
Segment Adjusted pre-bonus EBITDA margin	*40.1 %*	38.5 %	*1.6 pts*			*39.5 %*	*39.3 %*	*0.2 pts*		
Unallocated corporate costs	$ (4.8)	$ (3.0)	$ (1.8)	(59.3)%		$ (13.4)	$ (9.6)	$ (3.9)	(40.5)%	
Unallocated corporate costs % of revenue	*(8.6)%*	*(6.1)%*	*(2.5)pts*			*(8.5)%*	*(7.0)%*	*(1.5)pts*		
Unallocated bonus expense	$ (4.6)	$ (4.3)	$ (0.3)	(6.7)%		$ (12.5)	$ (11.2)	$ (1.3)	(11.9)%	
Unallocated bonus expense % of revenue	*(8.3)%*	*(8.8)%*	*0.5 pts*			*(7.9)%*	*(8.2)%*	*0.2 pts*		
Adjusted EBITDA	$ 12.8	$ 11.5	$ 1.3	11.1 %		$ 36.2	$ 33.0	$ 3.3	9.9 %	
Adjusted EBITDA margin	*23.2 %*	*23.6 %*	*(0.4)pts*			*23.0 %*	*24.1 %*	*(1.1)pts*		

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

30 Earnout Obligations ($ in millions) Remainder of 2026 2027 2028 2029 2030 2031 Total Expected earnout payments in Cash $ 0.6 $ 5.0 $ 25.2 $ 3.5 $ 2.9 $ 6.7 $ 43.8 Expected earnout payments in PPHC stock — 2.0 24.5 2.2 2.9 4.8 36.4 Expected earnout payments - total $ 0.6 $ 7.0 $ 49.7 $ 5.7 $ 5.7 $ 11.6 $ 80.2 Maximum earnout payments in Cash $ 0.6 $ 15.7 $ 27.7 $ 19.3 $ 10.0 $ 38.4 $ 111.6 Maximum earnout payments in PPHC stock — 7.2 26.2 11.8 10.0 27.7 82.9 Maximum earnout payments - total $ 0.6 $ 22.9 $ 53.9 $ 31.1 $ 20.0 $ 66.1 $ 194.5

31 Adjusted Free Cash Flow Bridge ($ in millions, except percentages) Nine months ended September 30, Year ended December 31, 2026 2025 2025 2024 2023 Net cash provided by (used in) operating activities (GAAP) (16.5) 10.0 24.8 $16.4 $10.2 Prepaid post-combination expense 27.5 10.3 10.5 4.6 9.5 Change in other liability 2.8 1.0 1.7 1.0 1.8 Change in contingent consideration 1.4 0.0 0.0 0.3 0.0 Capex (0.7) (0.2) (0.0) (0.1) (0.2) Adjusted Free Cash Flow $14.6 $21.1 $36.9 $22.2 $21.4

32 Adjusted EPS Bridge ($ in millions, except percentages, shares, and per share) Three months ended September 30, Nine months ended September 30, 2026 2025 2026 2025 Adjusted Net Income $10.7 $9.8 $28.6 $25.3 Share-based accounting charge (7.2) (7.4) (21.9) (22.2) M&A: Post-combination comp (6.7) (4.0) (13.7) (12.7) M&A: Bargain purchase 9.8 — 10.7 — M&A: Change in contingent consideration (1.7) (2.3) (8.8) (4.9) Long term incentive program charges (2.8) (2.0) (4.8) (4.6) Amortization of intangibles (1.9) (1.6) (5.0) (4.6) Other Income, net 0.0 — 0.0 (0.0) GAAP Net Loss $0.2 ($7.4) ($15.0) ($23.8) Common Shares, weighted average 25,457,276 17,403,040 24,577,763 17,165,104 Nonvested shares, weighted average 4,868,240 7,596,227 4,555,391 7,360,491 Legally outstanding shares, weighted average 30,325,516 24,999,267 29,133,154 24,525,595 Stock options and RSUs outstanding, weighted average 1,935,133 1,887,072 1,808,394 1,666,209 Total securities on a fully diluted basis, weighted average 32,260,649 26,886,339 30,941,548 26,191,804 Adjusted Net Income $10.7 $9.8 $28.6 $25.3 Total securities on a fully diluted basis, weighted average 32,260,649 26,886,339 30,941,548 26,191,804 Adjusted EPS, Fully Diluted $0.33 $0.36 $0.92 $0.97

33 Information per Share Share count in thousands Nine months ended September 30, 2026 2025 Share count / $ Change % Change # of shares period end - GAAP - basic and fully diluted 25,460 17,524 7,937 45.3% # of shares period end - Legally outstanding - basic 30,396 25,135 5,262 20.9% # of shares period end - Legally outstanding - fully diluted 32,325 26,886 5,439 20.2% # weighted avg shares - GAAP - basic and fully diluted 24,578 17,165 7,413 43.2% # weighted avg shares - Legally outstanding - basic 29,133 24,526 4,608 18.8% # weighted avg shares - Legally outstanding - fully diluted 30,942 26,192 4,750 18.1 % EPS - GAAP (basic and fully diluted) $ (0.68) $ (1.51) $ 0.83 55.2 % Adjusted EPS - basic $ 0.98 $ 1.03 $ (0.05) (5.1)% Adjusted EPS - fully diluted $ 0.92 $ 0.97 $ (0.04) (4.5)% Dividend paid - per share $ 0.232 $ 0.283 $ (0.051) (18.1) % Share count in thousands Three months ended September 30, 2026 2025 Share count / $ Change % Change # weighted avg shares - GAAP - basic and fully diluted 25,457 17,403 8,054 46.3% # weighted avg shares - Legally outstanding - basic 30,326 24,999 5,326 21.3% # weighted avg shares - Legally outstanding - fully diluted 32,261 26,886 5,374 20.0 % EPS - GAAP (basic and fully diluted) $ (0.01) $ (0.45) $ 0.44 97.0 % Adjusted EPS - basic $ 0.35 $ 0.39 $ (0.04) (10.4) % Adjusted EPS - fully diluted $ 0.33 $ 0.36 $ (0.03) (9.4)% Dividend paid - per share $ — $ 0.054 $ (0.054) (100.0) %

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